                                                                EXHIBIT 99.B4(c)


                                KEMPER BLUE CHIP FUND

                                 AMENDED AND RESTATED
                           WRITTEN INSTRUMENT ESTABLISHING
                      AND DESIGNATING SEPARATE CLASSES OF SHARES

                                    March 9, 1996

               The undersigned constitute all the Trustees of Kemper Blue Chip Fund (the "Fund"), a Massachusetts business trust governed by an Amended and Restated Agreement and Declaration of Trust dated May 27, 1994 (the "Amended Declaration of Trust"). This amended and restated instrument is executed pursuant to Section 1 of Article III of the Amended Declaration of Trust in order to establish and designate separate classes of shares of any series of the Fund, is based in part upon resolutions of the Board of Trustees of the Fund adopted at meetings held on January 14, 1994 and March 8-9, 1996 and amends and restates a prior written instrument related to the subject matter hereof.

               WHEREAS, Under the Amended Declaration of Trust the Board of Trustees has the authority, in its discretion and without shareholder approval, to divide the shares of any series of the Fund into separate classes of shares;

               WHEREAS, This Board of Trustees has previously approved, subject to various conditions, the division of the shares of each series of the Fund into four classes of shares, to be named "Class A Shares," "Class B Shares," "Class C Shares" and "Class I Shares" and has on this date approved amendments to the terms of such division of shares;

               WHEREAS, This Board of Trustees deems it desirable and in the best interests of the Fund to amend and restate the terms and conditions governing the division of the shares of each series of the Fund, whether now existing or hereafter created (the "series"), into four separate classes of shares to be named, as previously indicated, "Class A Shares," "Class B Shares," "Class C Shares" and "Class I Shares" and the provision to investors of a conversion feature from Class B Shares to the Class A Shares, which conversion feature would thereby eliminate any distribution services fee then in effect under any plan adopted pursuant to Rule 12b-1 of the Investment Company Act of 1940 ("1940 Act") for such Class B Shares; and

               WHEREAS, This Board of Trustees believes that the creation of four separate classes of shares on the terms and conditions as amended and restated herein will be in the best interests of and will have no negative effects upon the current shareholders of the Fund;

               NOW, THEREFORE, the establishment and designation of separate classes of shares of any series of the Fund is approved in accordance with the following amended and restated provisions:

               1. Subject to the conditions hereinafter set forth, the shares of any series shall be divided into four classes to be known respectively as the "Class A Shares," the "Class B Shares," the "Class C Shares" and the "Class I Shares," which classes shall have such preferences and special or relative rights and privileges as may be determined from time to time by this Board of Trustees subject always to the Amended Declaration of Trust and the 1940 Act and the rules and regulations thereunder.

               2. Subject to the terms of the Amended Declaration of Trust, the Class A Shares, Class B Shares, Class C Shares and Class I Shares will have the same rights and privileges except that:

               (A) the Class A Shares

                    (1) shall be sold subject to an initial sales charge as
               described in the prospectus for the Fund as from time to time in effect or shall be issued to shareholders in connection with the conversion feature as hereinafter described;

                    (2) shall have an administrative service fee;

                    (3) shall not have a plan of distribution adopted under
               Rule 12b-1 of the 1940 Act ("Rule 12b-1 plan") and no fees payable under the Rule 12b-1 plans for the Class B Shares or Class C Shares shall be allocated or charged to the Class A Shares; and

                    (4) shall have such dividend reinvestment, exchange and
               redemption rights and privileges as may be described in the prospectus for the Fund as from time to time in effect; and

               (B) the Class B Shares

                    (1) shall be sold without an initial sales charge but
               subject to a contingent deferred sales charge imposed upon the redemption of the Class B shares as described in the prospectus of the Fund as from time to time in effect;

                    (2) shall have an administrative service fee;

                    (3) shall have a Rule 12b-1 plan and any fees payable
               from time to time under such plan shall be allocated and charged to, and any voting rights with respect to such plan shall be exercisable by, the Class B Shares only;

                    (4) shall convert to Class A Shares within a specified
               number of years as hereinafter described; and

                    (5) shall have such purchase, dividend reinvestment,
               exchange and redemption rights and privileges associated therewith as may be described in the prospectus for the Fund as from time to time in effect; and

               (C) the Class C Shares

                    (1) shall be sold without any initial sales charge or
               any contingent deferred sales charge except that, Class C Shares sold on or after April 1, 1996 shall be subject to a contingent deferred sales charge as described in the prospectus for the Fund as from time to time in effect;

                    (2) shall have an administrative service fee;

                    (3) shall have a Rule 12b-1 plan and any fees payable
               from time to time under such plan shall be allocated and charged to, and any voting rights with respect to such plan shall be exercisable by, the Class C Shares only; and

                    (4) shall have such purchase, dividend reinvestment,
               exchange and redemption rights and privileges associated therewith as may be described in the prospectus for the Fund as from time to time in effect; and

               (D) the Class I Shares

                    (1) shall be sold without any initial sales charge or
               any contingent deferred sales charge;

                    (2) shall not have an administrative service fee;

                    (3) shall not have a Rule 12b-1 plan and no fees
               payable under the plans for the Class B Shares or Class C Shares shall be allocated or charged to the Class I Shares; and

                    (4) shall have such dividend reinvestment, exchange and
               redemption rights and privileges as may be described in the prospectus for the Fund as from time to time in effect.

               3. Any shares of the Fund that were issued and outstanding at the time when shares of the Fund were originally divided into separate classes of shares as set forth above shall be classified as Class A Shares.

               4. Class A Shares of a series shall be issued to holders of Class B Shares of the same series pursuant to the following described conversion feature:

                    (A) Class B Shares will convert to Class A Shares six
               years after issuance of such Class B Shares; provided, however, that any Class B Shares issued in exchange for shares originally classified as Initial Shares of Kemper Portfolios, formerly known as Kemper Investment Portfolios
               (KP), whether in connection with a reorganization with a series of KP or otherwise, shall convert to Class A Shares seven years after issuance of such Initial Shares if such Initial Shares were issued prior to February 1, 1991;

                    (B) Class B Shares issued upon reinvestment of income
               and capital gain dividends and other distributions will convert to Class A Shares on a pro rata basis with other Class B Shares; and

                    (C) Conversion to Class A Shares shall be based upon
               the relative net asset values of the Class A Shares and the Class B Shares at the time of conversion.

               IN WITNESS WHEREOF, the undersigned have this 9th day of March, 1996 signed these presents.


                                        /s/ Stephen B. Timbers
                                        -----------------------------------
                                        Stephen B. Timbers
                                        210 South Green Bay Road
                                        Lake Forest, IL  60045

                                        (signatures continue)

                                        /s/ David W. Belin
                                        -----------------------------------
                                        David W. Belin, Trustee
                                        1705 Plaza Circle
                                        Des Moines, Iowa  50322

                                        /s/ Lewis A. Burnham
                                        -----------------------------------
                                        Lewis A. Burnham, Trustee
                                        16410 Avila Boulevard
                                        Tampa, Florida  33613

                                        /s/ Donald L. Dunaway
                                        -----------------------------------
                                        Donald L. Dunaway, Trustee
                                        7515 Pelican Bay Boulevard, #903
                                        Naples, Florida  33963

                                        /s/ Robert B. Hoffman
                                        -----------------------------------
                                        Robert B. Hoffman, Trustee
                                        10045 Litzsinger Road
                                        St. Louis, MO  63124-1131

                                        /s/ Donald R. Jones
                                        -----------------------------------
                                        Donald R. Jones, Trustee
                                        1776 Beaver Pond Road
                                        Inverness, Illinois  60067

                                        /s/ Dominique P. Morax
                                        -----------------------------------
                                        Dominique P. Morax, Trustee
                                        Vordere Dorfstrasse 13
                                        8803 Ruschlikon
                                        Switzerland

                                        /s/ Shirley D. Peterson
                                        -----------------------------------
                                        Shirley D. Peterson, Trustee
                                        401 Rosemont Avenue
                                        Frederick, MD  21701-8575

                                        /s/ William P. Sommers
                                        -----------------------------------
                                        William P. Sommers, Trustee
                                        2181 Parkside Avenue
                                        Hillsborough, California  94010


                                        -----------------------------------
                                        Stephen B. Timbers, Trustee
                                        210 South Green Bay Road
                                        Lake Forest, Illinois  60045